Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS'





The Board of Directors
Auto-Q International, Inc.

     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Auto-Q International Inc. of our report dated December 13, 2002, relating to the consolidated financial statements of Auto-Q International, Inc. which report appears in the September 30, 2002 Annual Report on Form 10-KSB/A1 of Auto-Q International, Inc.






                                         /s/  Mahoney Cohen & Company, CPA, P.C.
                                         ---------------------------------------
                                              Mahoney Cohen & Company, CPA, P.C.


New York, New York
July 18, 2003